UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2007

APPLIED DIGITAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of August 31, 2007, Applied Digital Solutions, Inc. (the “Company”) and its majority-owned subsidiary, Digital Angel Corporation (“Digital Angel”) entered into financings with Kallina Corporation (the “Lender”). The Lender is a wholly-owned subsidiary of the Company’s current senior secured lender, Laurus Master Fund, Ltd. (“Laurus”). As a result of the financings, which are more fully discussed below, Digital Angel’s domestic operations are now funded by the Company and the Company’s lender. The financings, which eliminated two of Digital Angel’s existing lenders, are expected to streamline the lending functions of the two companies in anticipation of the proposed merger. The proposed merger, which was announced on August 9, 2007, is expected to be completed by the end of the year.

Applied Digital’s Financing

Effective as of August 31, 2007, the Company closed a $7.0 million non-convertible debt financing transaction with the Lender pursuant to the terms of a Securities Purchase Agreement (the “Agreement”) dated August 31, 2007, between the Company and the Lender (the “Applied Digital Financing Transaction”).

Under the terms of the Agreement, the Lender extended financing to the Company in the form of a $7.0 million secured term note (the “Company Note”). The Company Note accrues interest at a rate per annum equal to the “prime rate” published in The Wall Street Journal from time to time, plus 3.0% (but such rate shall not at any time be less than 11.0%), and which shall mature on August 31, 2009.

The Company is obligated to make monthly principal payments of 166,666.67 plus interest beginning on March 1, 2008. The terms of the Company Note allow for optional redemption by paying 103% of the principal amount. The Company Note also contains certain events of default, including, among other things, failure to pay, violation of non-financial covenants, and certain other expressly enumerated events. In the event of default, the Lender is entitled to additional interest on the outstanding principal balance of the Company Note and on all outstanding obligations under the Company Note and the related agreements entered into in conjunction with the Company Note in an amount equal to 1% per month.

To secure the Company’s obligations under the Agreement, the Company has granted the Lender a security interest in substantially all of the Company’s assets, and the Company has pledged all of the issued and outstanding capital stock owned by the Company in InfoTech USA, Inc. and certain other wholly-owned subsidiaries of the Company and a portion of the issued and outstanding stock owned by the Company in VeriChip Corporation (“VeriChip”) and Digital Angel.

The Agreement contains various customary representations and warranties of the Company and certain of its subsidiaries as well as customary affirmative and negative covenants. Digital Angel and the Eligible Subsidiaries (as defined below) agreed to guarantee the obligations of Applied Digital under the Applied Digital Financing Transaction. In connection with the Applied Digital Financing Transaction, the Lender assigned certain of its rights and obligations to each of Valens Offshore SPV II, Corp. (“Valens Offshore”) and Valens U.S. SPV I, LLC (“Valens U.S.”) pursuant to an Amendment and Partial Assignment of Loans, Liens and Documents. The Company, the Lender, Valens Offshore, Valens U.S. and Laurus also entered into an Intercreditor Agreement regarding the rights and priorities of the parties to the Company’s collateral.

In connection with the execution of the Agreement, the Company transferred to the Lender 200,000 shares of VeriChip common stock (the “Grant Shares”) that it owned (the “Stock Transfer Cost”) and reduced the exercise price on existing warrants to purchase approximately $1.7 million shares of its common stock held by Laurus, from $1.88 to $1.35 (the “Warrant Repricing Cost”). VeriChip has agreed to enter into a registration rights agreement with the Lender to register the Grant Shares.

Digital Angel’s Financing

Effective as of August 31, 2007, the Company’s majority-owned subsidiary, Digital Angel, closed a $6.0 million revolving asset-based debt financing transaction with the Lender pursuant to the terms of a Security Agreement (the “Security Agreement”) dated August 31, 2007, among Digital Angel, Digital Angel Technology Corporation (“DAT”), Fearing Manufacturing Co., Inc. (“Fearing”), Digital Angel International, Inc. (“DA” and with DAT and Fearing, the “Eligible Subsidiaries”) and the Lender (the “Digital Angel Financing Transaction”).

Under the terms of the Security Agreement, Digital Angel may borrow, from time to time, an amount equal to the lesser of the amount of availability under the borrowing base and $6.0 million, subject to certain reserves that the Lender is authorized to take in its reasonable commercial judgment (the “Revolving Facility”). Pursuant to the terms of the Security Agreement, the borrowing base is calculated as a percentage of the total amount of Eligible Accounts and Inventory owned by Digital Angel and the Eligible Subsidiaries. Amounts outstanding under the Revolving Facility accrue interest at a rate per annum equal to the “prime rate” published in The Wall Street Journal from time to time, plus 2.0% (but such rate shall not at any time be less than 10.0%), and which shall mature on August 31, 2010. Digital Angel and the Eligible Subsidiaries have pledged in support of the obligations under the Revolving Facility all of their respective assets, excluding the stock of all foreign subsidiaries other than stock held by Digital Angel in Signature Industries, Inc. Digital Angel used a portion of the proceeds from the Revolving Facility to terminate and pay-off all obligations to Greater Bay Business Funding, a division of Greater Bay Bank, N.A. (“Greater Bay”), and the remaining for working capital purposes.

In connection with the Digital Angel Financing Transaction, Digital Angel issued warrants that represent the ability to purchase 967,742 shares of Digital Angel common stock at an exercise price of $1.69 per share. The warrants can be exercised at any time prior to August 31, 2014. Digital Angel has also entered into a Registration Rights Agreement with the Lender pursuant to which Digital Angel has agreed to file a shelf registration statement no later than December 31, 2007 covering the resale by the Lender of those shares received upon exercise of the warrants.

The Company agreed to guarantee the obligations of Digital Angel under the Digital Angel Financing Transaction.

Intercompany Financing

On August 31, 2007, the Company and Digital Angel entered into a secured term note in the amount of $7.0 million, on terms substantially similar to those in the Company Note (the “Intercompany Loan”). As part of the consideration for the Intercompany Loan, Digital Angel agreed to pay the Company a structuring fee of $100,000, payable at Digital Angel’s election in stock or cash, and reimburse the Company for the Stock Transfer Cost and the Warrant Repricing Cost, and reimburse the Company for any other out-of-pocket fees required to be paid by the Company in connection with the Digital Angel Financing Transaction and/or the Applied Digital Financing Transaction and issue to the Company 856,886 shares of Digital Angel common stock.

Digital Angel used the proceeds from the Intercompany Loan to repay all amounts due under its 6.0 million 10.25% senior secured debenture and intends to use the remaining proceeds for working capital purposes.

Item 1.02 Termination of a Material Definitive Agreement.

Imperium

Digital Angel used the proceeds of the Intercompany Loan to repay all of its outstanding obligations under that $6.0 million 10.25% senior secured debenture that had been issued pursuant to the Securities Purchase Agreement, dated February 6, 2007, as amended, by and between Digital Angel and Imperium Master Fund, Ltd. Pursuant to the terms of the debenture, in connection with the prepayment Digital Angel paid 102% of the outstanding principal amount of the debenture plus all accrued and unpaid interest.

 The debenture originally matured on February 6, 2010. The debenture was redeemed, at Digital Angel’s option at an amount equal to 102% of the outstanding principal amount of the debenture plus all accrued and unpaid interest. The 841,000 warrants that were issued on June 28, 2007 in connection with the debenture will continue to be outstanding and the registration rights agreement that governs the registration of the resale of the shares issuable upon exercise of those warrants continues in full force.

Section 2 — Financial Information

Item 2.03 Creation of a Direct Financial Obligation.

See disclosure provided in Item 1.01 above.

 Section 3 — Securities and Trading Markets

Item 3.02 Unregistered Sale of Equity Securities.

In connection with the execution of the Security Agreement, on August 31, 2007, Digital Angel issued warrants for the purchase of 967,742 shares of Digital Angel’s common stock at an exercise price of $1.69 per share. The warrants can be exercised at any time prior to August 31, 2014. These securities were issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

In connection with the Intercompany Loan, Digital Angel will issue to the Company 856,886 shares of Digital Angel common stock. These securities will be issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Additional Information and Where to Find It

In connection with the merger, the Company intends to file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will contain a Joint Proxy Statement/Prospectus of the Company and Digital Angel. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they become available because they will contain important information about the Company, Digital Angel and the proposed transaction. The Joint Proxy Statement/Prospectus and other relevant materials (when they become available), and any other documents filed with the SEC, may be obtained free of charge at the SEC’s web site (www.sec.gov). In addition, investors and security holders may obtain a free copy of other documents filed by the Company or Digital Angel by directing a written request, as appropriate, to the Company at 1690 South Congress Avenue, Suite 200 Delray Beach, Florida 33445, Attention: Investor Relations, or to Digital Angel at 490 Villaume Avenue, South St. Paul, Minnesota 55075, Attention: Investor Relations. Investors and security holders are urged to read the Joint Proxy Statement/Prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

The Company, Digital Angel and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the Joint Proxy Statement/Prospectus referred to above. Additional information regarding the directors and executive officers of the Company is also included in the Company’s proxy statement (Form DEF 14A) for the 2007 annual meeting of the Company’s stockholders, which was filed with the SEC on May 4, 2007. Additional information regarding the directors and executive officers of Digital Angel is also included in Digital Angel’s Form 10-K/A which was filed with the SEC on April 30, 2007. These documents are available free of charge at the SEC’s website (www.sec.gov) and by contacting Investor Relations at the addresses above.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED DIGITAL SOLUTIONS, INC.

Dated September 4, 2007

By: /s/ Lorraine M. Breece
Name: Lorraine M. Breece
Title: Senior Vice President and Acting Chief Financial Officer